EXHIBIT 2.1


FOR IMMEDIATE RELEASE

ANADIGICS ACQUIRES TELCOM DEVICES CORPORATION

The Company strengthens its position as a fiber optic component supplier by acquiring indium phosphide based photodiode manufacturer


Warren, NJ, April 2, 2001- ANADIGICS, Inc. (Nasdaq: ANAD), today announced that it has acquired Telcom Devices Corporation (Camarillo, California), a leader in manufacturing indium phosphide based photodiodes for the telecommunication and data communication markets. The acquisition of Telcom Devices is a key step in ANADIGICS' fiber strategy to provide high performance, chip set solutions by adding long wavelength PIN photodiodes and unique packaging capabilities to its fiber product line. This transaction will be accounted for as a purchase and is valued at $28 million, plus certain earn-out payments tied to future financial performance targets, for a potential total consideration of up to $45 million. The earn-out payments, if the financial performance is achieved, would be payable in the second quarter of 2002.

"The acquisition of Telcom Devices expands our indium phosphide based fiber interface product portfolio, increases our customer base, and enhances our product solution set for the growing broadband markets," remarks Dr. Bami Bastani, ANADIGICS President and CEO. "We are excited about the management and technical talent at Telcom Devices. Doug Holmes, Telcom Devices CEO, and his management team will continue to run the day-to-day operations."

"As fiber systems continue to increase in speed from OC-192 (10Gb/s) to OC-768 (40 Gb/s) and beyond, our customers are demanding fully integrated component sets in order to speed their products to market," said Tom Lagatta, Vice President of ANADIGICS' Fiber Optic Communications Products. "Telcom Device's capabilities in indium phosphide processing and photodiode design and manufacturing broadens our portfolio of fiber components at 10 and 40 Gb/s."


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"Telcom Devices is the leading independent supplier of photodiodes of all types for datacom, telecom, and instrumentation," said Doug Holmes, President and CEO of Telcom Devices. "However, as system speeds continue to escalate, bringing these increasingly complex products to market becomes a more challenging and capital intensive exercise. Joining ANADIGICS provides us with access to capital, world class manufacturing expertise, and RF design and test capabilities needed to accelerate and broaden our photodiode product line."

Telcom Devices' portfolio of products includes "digital" photodiodes for systems operating at speeds up to 10 Gb/s at wavelengths from 1300 nano-meters to 1550 nano-meters, laser backside facet monitors for fiber transmitters, "analog" photodiodes for optical nodes in cable systems, micro-machined lens for detector arrays, and large area detectors for instrumentation.

"This transaction will utilize the purchase method of accounting and is expected to be both cash flow positive and accretive to our calendar year 2001 earnings excluding any amortization," said Tom Shields, Senior Vice President and Chief Financial Officer of ANADIGICS. "We expect Telcom Devices to exceed an annualized revenue run rate of approximately $10 million in 2001."

ANADIGICS' senior management team will conduct a conference call today, Monday, April 2, 2001 at 8:30 AM Eastern time. A live audio webcast will be available at www.anadigics.com. A recording of the call will be available on the ANADIGICS website or by dialing 1 (800) 642-1687, replay code:278330.

About ANADIGICS:

ANADIGICS (NASDAQ: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, manufacturing cost, and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification. For more information on ANADIGICS, visit the Company's Web site at http://www.anadigics.com.


Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in estimated product lives, timely product and process development, individual product pricing pressure, variation in production yield, difficulties in obtaining components and assembly services needed for production of integrated circuits, change in economic conditions of the various markets the Company and its customers serve, as well as other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2000. Forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes", "anticipates", "expects", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements.